EXHIBIT 10.3

                           AGREEMENT OF PRODUCT SUPPLY

The "BUYER" :  Amway Korea, Ltd.
The "VENDOR" :  Eugene Science

This is an agreement between the BUYER and the VENDOR, regarding the supply and delivery of the VENDOR's products.

ARTICLE 1.  GENERAL RULES

     1. The purpose of this agreement is to specify rights and obligations regarding the product purchase order from the BUYER the product supply by the VENDOR.

     2. The coverage of the agreement is as stated in the attached product specifications.

     3. The BUYER and the VENDOR may have a separate agreement as an addendum to this document. The addendum will be regarded as a part of this agreement, with equivalent effect.

     4.   This agreement is effective until November 11, 2005.

ARTICLE 2.  PRODUCTS AND PRICE

     1. This agreement is regarding the following products that the VENDOR manufactures and supplies:

          (Currency: Korean won, plus applicable tax)
          Product number              Product name              Unit price
          --------------              ------------              ----------
            LSP-0565K             Cholfree Cooking Oil             4,830
            LSP-0616K             Cholfree Oil Gift Set           10,020

     2. The unit price of the products cannot be changed during the agreed contract period. After this period, the prices may be changed as both parties agree, according to the manufacturing cost changes.

ARTICLE 3.  DURATION OF THE PRODUCT SUPPLY

     Duration of the initial product supply contract is one year from the agreement date. The contract may be extended after this period, as both parties agree.

ARTICLE 4.  DESTINATION OF THE PRODUCT DELIVERY

     The VENDOR will deliver the products to the place where the BUYER designates. The VENDOR is responsible for shipping and handling costs.


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ARTICLE 5.  DELIVERY METHOD

     1. The VENDOR should deliver the products prior to the delivery date stated on each purchase order. However, the delivery date may be changed at the BUYER's request.

     2. Appropriate measures should be taken during shipping and handling for safety of all products delivered. The BUYER may request assistance regarding packaging and shipping of the products. However, the VENDOR is solely responsible for all arrangements and costs regarding the product packaging and shipping. The VENDOR is responsible for any product damages during the delivery and any losses occurs to the BUYER as a result of such damages.

     3.   The VENDOR should notify the BUYER upon the delivery completion.

     4. The delivery should be made according to the BUYER's specification, regarding the box size, number of products per box, shipping labels, etc.

     5.   Lead-time for each product will be decided as both parties agree.

ARTICLE 6.  PAYMENT METHOD

     The BUYER will make the payment for the products delivered within 30 days of each delivery completion, in cash. The payment method may be changed as both parties agree.

ARTICLE 7.  RETURNS

     All returns will be made according to the BUYER's product return policy.

ARTICLE 8.  ADDITIONAL COSTS

     The VENDOR cannot request reimbursement for additional costs, except for the agreed payment amount specified in the Article 2 of this agreement.

ARTICLE 9.  DELEGATION OF RESPONSIBILITY

     1. The VENDOR cannot delegate, convey, or transfer the rights and responsibility stated herein to a third party, without an explicit permission from the BUYER.

     2. The BUYER is entitled to an exclusive use of the trademark rights for the products supplied by the VENDOR, for two years after the product supply contract expiration. For this period, the BENDOR should obtain a prior permission from the BUYER for the use of the trademark rights with any other parties.


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ARTICLE 10.  INSPECTION OF THE PRODUCTS

     1. The BUYER will inspect the products supplied by the VENDOR upon delivery. If the products fail the inspection, the VENDOR should redeliver the products. The VENDOR is responsible for any delays in delivery resulting from such inspection failure.

     2. The product delivery is regarded as completed after the VENDOR delivered the products to the destination of the BUYER's designation and the delivered products pass the BUYER's inspection. The VENDOR cannot object to the results of the BUYER's inspection. Additionally, the VENDOR should submit a bill of taxes dated with the delivery completion date, to the BUYER's accounting department.

     3. Regarding the product defects found after the completion of the delivery, the BUYER may request full exchanges at no charge, if both parties agree such defects are due to the VENDOR's error during manufacturing.

     4. If damages in packaging occur to the products that the BUYER distributed and were returned, the VENDOR will provide additional packaging materials at no charge.

ARTICLE 11.  SUBCONTRACTING

     1. The VENDOR cannot delegate the manufacturing or supply of the products to a third party subcontractor without an explicit permission from the BUYER.

     2.   If the  BUYER  finds  the  subcontractor  inappropriate  for the tasks
          assigned,   the  BUYER  may  demand   the   VENDOR  to   replace   the
          subcontractor.

ARTICLE 12.  COMPENSATION FOR DELIVERY DELAYS

     The VENDOR will compensate for delivery delays caused by reasons other than the BUYER's faults or natural disasters and unavoidable accidents, and delays caused by inspection failure specified in the Article 10. The compensation amount is 3/1000 of the total payment amount, for each day of the delay.

ARTICLE 13.  PAYMENT DEDUCTION DUE TO DELIVERY DELAYS

     In case the VENDOR owes the BUYER any delivery delay compensations and other indemnities, the BUYER deduces the amount from the payment for the products.

ARTICLE 14.  TERMINATION AND CANCELLATION OF THE CONTRACT

     The BUYER may cancel or terminate the product supply contract in the following cases:

     1. The VENDOR fails to complete the delivery within 15 days of agreed delivery deadline, or after failure of an inspection

     2. The products supplied do not match the product description as stated in the attached specifications


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     3.   The BUYER  decides  that the VENDOR is not capable of  completing  the delivery before the agreed delivery deadline

     4. A note or check issued by the VENDOR is identified as dishonored; or the VENDOR is under an order for provisional seizure, provisional disposition, property attachment, liquidation, or other compulsory execution; or the BUYER decides that there is a possibility of such compulsory execution for the VENDOR

     5.   The VENDOR fails to fulfill the terms and conditions in the agreement

     6. The VENDOR receives more than two warnings from the BUYER, due to dissatisfaction of the delivery, product quality, or services provided by the VENDOR

     7. Termination of the contract based on the above conditions (clauses 1-6) does not affect the VENDOR's indemnity obligations.

     8. If the BUYER decides to discontinue the products, the BUYER may give a written notice to the VENDOR, and terminate the contract after one month from the date of the notice.

ARTICLE 16.  INDEMNITY

     1. The VENDOR is responsible for quality and performance of the products supplied according to this agreement. The VENDOR should compensate for any losses that occur to the BUYER, or any indemnity the BUYER is obliged by a third party, resulting from defects of the products supplied by the VENDOR.

     2. The VENDOR is responsible for any civil and criminal indemnities resulting from defects of the products supplied by the VENDOR.

     3. The VENDOR guarantees and is responsible for such guarantees that the products will be supplied in compliance with the quality requirements due to BUYER's requests and other business regulations. If defects are found in the products supplied by the VENDOR, the VENDOR should replace, exchange, repair, or substitute the defective products with the equivalent.

     4. The VENDOR guarantees that all products supplied by the VENDOR are free from any violations of a third party's intellectual property rights. The BUYER is exempt from indemnities resulting from such violations.

     5. The VENDOR guarantees that it has taken sufficient measures to ensure safety of product users, through exhaustive inspections on product design, material and parts, supervision of manufacturing processes, equipment testing, announcements of safety precautions and warnings, etc., in order to prevent any financial losses, bodily injuries or life losses due to defective products.

     6. The VENDOR should maintain all documentation and data regarding product specifications, design, manufacturing processes, experimentation, evaluation, material and part inspections, production supervision, etc., for five years from the last product


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          delivery date, and should submit original copies of such documentation immediately at the BUYER's request. However, the required period may be shortened with the BUYER's permission.

     7. In case of lawsuits filed against the BUYER due to the product defects, the VENDOR should provide all evidences as the BUYER requests, at the VENDOR's cost.

     8. The VENDOR is responsible for any legal verdicts against the BUYER and monetary indemnities resulting from such verdicts due to the product defects other than those caused by the BUYER's fault, and should pay the BUYER the equivalent amount and all related costs regarding the lawsuits including law consultation fees, at the time of confirmation of such verdicts or execution orders. However, the BUYER should obtain the VENDOR's permission prior to any reconciliation or mediation with the accusing party.

     9. The VENDOR is responsible for any reputation damages occurred to the BUYER due to the product defects other than those caused by the BUYER's fault, and in case the BUYER spends reasonable costs for advertisement to recover such damages, the VENDOR should compensate the BUYER with the equivalent amount of the advertising expenses.

     10. The previous clauses remain effective after the contract expiration, as long as the corresponding products are being distributed.

ARTICLE 17.  RESPONSIBILITY FOR CONFIDENTIALITY

     1. The BUYER and the VENDOR should not reveal any information about each other obtained through the agreed contract to a third party, or use such information for self or a third party, during and after the duration of the agreed contract.

     2. Any documents provided by the BUYER or the VENDOR to each other should not be reproduced or transmitted without the other party's permission.

ARTICLE 18.  RULING LAWS AND COURTS

     The BUYER and the VENDOR agree that all terms and conditions set out herein are ruled by Korean laws and regulations, and any disputes stemming from this agreement and related obligations will be brought to Seoul District Court.

ARTICLE 19.  MISCELLANEOUS

     1.   This agreement will set into effect upon signing.

     2. Both parties should collaborate to resolve disputes regarding the matters that are not set out in this document, and refer to the commercial law, commercial practice law, and customary regulations in commerce and business.

     3. Two copies of the document will be produced and signed by both the BUYER and the VENDOR. Each party will keep one copy of the agreement.

     4.   Both parties will discuss and agree upon any product price changes.


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                        Agreement date: November 11, 2004

The BUYER:        Se-jun Park, CEO, Amway Korea Ltd.
                  Fabric Center Building, 944-31 Daechi-3-dong,
                  Kangnam-gu, Seoul, Korea

The VENDOR:       Seung-kwon Noh, CEO, Eugene Science
                  16-7 Jeom-dong, Ojeong-gu,
                  Bucheon City, Gyeonggi-do, Korea